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                                                                   EXHIBIT 10.30

                              WEB CONTENT AGREEMENT

        THIS WEB CONTENT AGREEMENT (the "Agreement") is entered into as of this day of October 1999 (the "Effective Date") by and between physiciansite.com, Inc. (hereinafter "physiciansite.com"), a corporation organized and existing under the laws of Delaware and having a principal place of business at 230 Newport Center Drive, Suite 300, Newport Beach, CA 92660, and medibuy.com, Inc. (hereinafter "medibuy") having a principal place of business at _______________ physiciansite.com and medibuy are the parties to this Agreement.

                                   BACKGROUND

        A. physiciansite.com is an Internet-based services company providing connectivity and information management services in the healthcare industry for physiciansite.com Users through the physiciansite.com Site. physiciansite.com desires to give physiciansite.com Users the ability to register on and use the medibuy Site to purchase supplies and equipment.

        B. medibuy is an Internet-based services company that enables medibuy Users to conduct their procurement and selling activities through the medibuy Services.

        NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the adequacy and sufficiency of which consideration is hereby acknowledged, physiciansite.com and medibuy agree as follows:

                                    AGREEMENT

                             ARTICLE 1. DEFINITIONS

1.1. As used in this Agreement and Background Section, the following terms have the stated meanings:

        a. "CONFIDENTIAL INFORMATION" means both parties' valid and subsisting trade secrets, confidential information, client lists, test codes, test information, contact information and know-how and show-how embodied in and/or related to the parties' products and services, as evidenced by or embodied in any business or technical information, idea, design, concept, technique, invention, discovery or improvement, whether or not patentable, which is not generally known. Confidential Information shall specifically include (i) the terms and conditions of this Agreement, and (ii) any user information and data, including, without limitation, registration information, collected by either party under the terms of this Agreement.

        b. "MEDIBUY SITE" means any of the web sites owned and/or operated or that come to be owned and/or operated by medibuy (e.g., the one currently located at WWW.MEDIBUY.COM at such URL or locations as medibuy may designate.

        c. "MEDIBUY SERVICES" means the services made available to physiciansite.com Users from the medibuy Site via the Links as more fully described in Exhibit C, and shall include such additional services that medibuy makes available to physiciansite.com Users as authorized under this Agreement.

        d. "NET REVENUE" means all revenue paid to medibuy that is attributable to transactions conducted by Joint Users (as defined below) utilizing the medibuy Services, and which revenue is actually received by medibuy during the term of this Agreement or the winding down period provided for in Article 9, Section 9.4 of this Agreement. The foregoing notwithstanding, the following items shall be excluded

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            from Net Revenue: (i) amounts that medibuy rebates to any Joint
            Users or their affiliated group purchasing organization in respect of purchases made by such Joint User; any credit card or other fees charged to and payable by medibuy as a result of the method of payment selected by Joint Users; (iii) any refund that medibuy makes to any Joint User, which amount would have been included in Net Revenue had it not been refunded; and (iv) vendor subscription fee payments to medibuy.

        e. "PHYSICIANSITE.COM SITE" means any of physiciansite.com's Internet web sites targeted to persons and entities in the healthcare industry (e.g., the one currently located at "WWW.PHYSICIANSITE.COM") that physiciansite.com owns, maintains, is directly or indirectly affiliated with, or hosts and on which physiciansite.com is authorized by this agreement to place the links and other information supplied by medibuy in order to effect the purposes of this Agreement. Each web site may have multiple web pages and may have a different domain name and/or IP address, and may be hosted by one or more different servers in one or more different locations.

        f. "PHYSICIANSITE.COM USERS" means all persons or entities that have registered with physiciansite.com to access any of the physiciansite.com Sites.

        g. "INTELLECTUAL PROPERTY RIGHTS" means the worldwide intangible legal rights or interests evidenced by or embodied in: (i) any idea, design, concept, method, process, technique, apparatus, invention, discovery, or improvement, including any patents, trade secrets, and know-how; (ii) any work of authorship, including any copyrights, moral rights or neighboring rights; (iii) any trademark, service mark, trade dress, trade name, or other indicia of source or origin; and (iv) any other similar rights. The Intellectual Property Rights of a party include all worldwide intangible legal rights or interests that the party may have acquired by assignment or license with the right to grant sublicenses.

        h. "LINKS" means a direct link or links from the physiciansite.com Site to the medibuy Site that will allow physiciansite.com Users to click on a graphical and/or textual element located on the physiciansite.com Site and be connected to the medibuy Site as more fully described in Exhibit A.

        i. "MARKS" means trademarks, trade names, brands, logos, service marks and other such business identifiers.

        j. "PERFORMANCE STANDARDS" means the requirements specified in Exhibit C attached hereto.

        k. "JOINT USER" means a physiciansite.com User who registers as a medibuy User through the physiciansite.com Site.

                               ARTICLE 2. LICENSE

2.1 LICENSE TO PHYSICIANSITE.COM. Subject to the terms and conditions of this Agreement, and solely for the purpose of promoting the objectives of this Agreement, medibuy grants to physiciansite.com the revocable, nonexclusive, worldwide license to provide physiciansite.com Users with the ability to register as medibuy Users through the physiciansite.com Site. Without limiting the foregoing, the license granted to physiciansite.com hereby shall include the right to:

        a. use, copy, adapt, distribute, publicly perform and publicly display, incorporate, transmit, publish, promote, and advertise the medibuy Site (or any portion thereof), as described in Exhibit A;

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        b.  establish Links or other pointers from the physiciansite.com Site to the medibuy Site;

        c. authorize physiciansite.com Users to use and access the medibuy Services; and

        d. use, reproduce, publicly perform, and publicly display medibuy's Marks in connection with establishing the Links, and for the purpose of facilitating the promoting and advertising of the medibuy Services, provided that physiciansite.com makes no substantive modifications to medibuy's Marks unless medibuy has approved such substantive modification in writing.

        This license shall include the right to display any third party marks or proprietary information that is available by links to such third-party site through the medibuy Site, but only to the extent that medibuy is authorized by such third parties to display such marks or proprietary information.

2.2 LICENSE TO MEDIBUY. Subject to the terms and conditions of this Agreement, and solely for the purpose of promoting the objectives of this Agreement, physiciansite.com grants to medibuy a revocable, nonexclusive, worldwide license and right to use physiciansite.com's Marks in making medibuy Services available to Joint Users. medibuy may use physiciansite.com's Marks as permitted hereunder, provided that medibuy makes no substantive modifications to physiciansite.com's Marks, unless physiciansite.com has approved such substantive modification in writing. medibuy may also use the physiciansite.com Marks in any advertising or promotional material that accurately describes the nature of the relationship created between physiciansite.com and medibuy under this Agreement.

2.3 NO OTHER LICENSES. All rights not expressly granted to either party in this Article or elsewhere in this Agreement are reserved. Nothing contained in this Agreement shall be construed as conferring by implication, estoppel, or otherwise upon either party any license or other right, except for the licenses and rights expressly granted in this Article 2 and solely for the purposes stated in said Article.

                  ARTICLE 3. GENERAL OBLIGATIONS OF THE PARTIES

3.1 MEDIBUY'S GENERAL OBLIGATIONS. medibuy shall be responsible for the following duties, in addition to other duties that may be specified herein:

        a. MAINTENANCE, OPERATION, AND CONTINUED DEVELOPMENT OF MEDIBUY SITE. medibuy shall be responsible for and shall use reasonable care in maintaining and operating the medibuy Site and for the further development of the medibuy Services described in Exhibit B. medibuy shall use commercially reasonable efforts to complete the developments in Exhibit B accordance with the deadlines associated with them. medibuy shall inform physiciansite.com of any delay that may occur in the scheduled completion of any of such developments. The failure of medibuy to meet the schedule set forth in Exhibit B shall not be considered a breach of this Agreement.

        b. INTEGRATION OBLIGATIONS. medibuy shall perform those tasks necessary to ensure that the medibuy Site is accessible through the physiciansite.com Site, including, without limitation:

            (i) developing the Links and delivering the Links to physiciansite.com, including any digitized representations of the medibuy Marks comprising the Links;

            (ii) serving the medibuy Site, including the medibuy Services, upon activation of the Links by a physiciansite.com User according to the specifications set forth in Exhibit A;

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            (iii) informing physiciansite.com promptly of all links within the medibuy Site that may reasonably be construed to be links to a competitor of physiciansite.com, and suppressing those links on the medibuy Site when accessed through the physiciansite.com Site; and

            (iv) otherwise cooperating with physiciansite.com to establish and maintain the Links and user interface and navigational integration of the medibuy Site with the physiciansite.com Site or any component thereof.

        b. REGISTRATION. Each physiciansite.com User must register individually with medibuy as described in the registration guidelines set forth in Exhibit D attached hereto. Such registration will constitute acceptance by the physiciansite.com User of all Terms and Conditions of using medibuy's Site. medibuy assumes all responsibility for reviewing and checking the user registration information to ensure that each physiciansite.com User meets medibuy's criteria for using the medibuy Services, and medibuy shall have no obligation to accept or maintain the registration of a physiciansite.com User that does not.

        c. MEDIBUY SERVICES. medibuy shall make the medibuy Services available to Joint Users according to the terms and conditions of this Agreement. medibuy shall only make available to Joint Users the services identified as medibuy Services in Exhibit B and such other services as medibuy shall come to offer to provide medibuy Users generally.

        d. UPDATES. medibuy shall notify physiciansite.com of any updates or modifications to the medibuy Site or medibuy Services that will have a material effect on the performance of either party's obligations under this Agreement at least one week prior to the release of such updates or modifications on the medibuy Site. For purposes of this provision, updates which are designed to refresh existing content to reflect current and accurate information shall not trigger a notice obligation under this provision.

        e. EXPENSES. Unless otherwise expressly provided in this Agreement, medibuy shall be solely responsible for all expenses it incurs in the performance of its obligations hereunder, including, without limitation, development, engineering and design expenses.

3.2 PHYSICIANSITE.COM GENERAL OBLIGATIONS. physiciansite.com shall be responsible for the following duties, in addition to other duties that may be specified herein:

        a.  MAINTENANCE AND OPERATION OF PHYSICIANSITE.COM SITE.
            physiciansite.com shall be responsible and shall exercise reasonable care in maintaining and operating the physiciansite.com Site, and physiciansite.com shall also be responsible for performing those tasks necessary to establish the Links.

        b. EXPENSES. Unless otherwise expressly provided in this Agreement, physiciansite.com shall be solely responsible for all expenses it incurs in the performance of its obligations hereunder, including, without limitation, development, engineering, design and promotional expenses.

            ARTICLE 4. PERFORMANCE STANDARDS; MAINTENANCE AND SUPPORT

4.1 PERFORMANCE STANDARD FOR MEDIBUY SERVICES. Each Party agrees that it shall be solely responsible for ensuring that its Site meets or exceed the Performance Standards.

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        Either party's failure to comply with the Performance Standards shall be considered a material breach of this Agreement, but it shall be subject to the cure provisions set forth at Article 10, Section 10.3.

4.2 SUPPORT FOR MEDIBUY SERVICES. medibuy shall make available Support Services to Joint Users that are at least the equivalent of the Support Services provided to medibuy Users.

                           ARTICLE 5. PAYMENT AND FEES

5.1 REVENUE SHARING. (a) physiciansite.com shall be entitled to the following percentages of Net Revenue that medibuy receives from transactions conducted by each Joint User:

        On Net Revenue received within the first twelve months
        following the Joint User's registration:                    50%

        On Net Revenue received during the second twelve months
        following the Joint User's registration:                    20%

        On Net Revenue received after the second twelve months
        following the Joint User's registration:                     8%

        (b) Determining Net Revenue Due. At the conclusion of each calendar month, medibuy shall scan its databases and records to determine the Net Revenue received that month from transactions conducted on the medibuy Site by each Joint User.

        (c) medibuy shall pay to physiciansite.com the above percentage of the Net Revenue received from all such accounts during each calendar month, payable within thirty (30) days following the end of the calendar month.

        (d) physiciansite.com is not entitled to a share of subscription fees collected by medibuy from its subscribers, which medibuy currently collects only from vendors. However, if during the term of this Agreement medibuy begins to collect subscription fees from buyers, medibuy will include in Net Revenue those subscriptions fees that are paid by Joint Users to register with medibuy.

5.2 BILLING. medibuy acknowledges and agrees that it shall administer all aspects of billing under this Agreement, including, without limitation, collecting and paying all taxes due on any payments made by Joint Users to medibuy, but not including the payment of any taxes that physiciansite.com may owe on payments that it receives from medibuy.

5.3 BILLING REPORTS. medibuy agrees to render monthly written reports supporting the share of Net Revenue payable to physiciansite.com for that month (the "Billing Reports"). Billing Reports for each month are due by the 30th day of the following month. Billing Reports shall include the information specified in Exhibit F.

5.4 RECORDS; AUDITS. medibuy shall keep and maintain reasonably detailed and accurate records throughout the term of this Agreement and for three (3) years thereafter. Upon reasonable prior written notice to medibuy, and not more than once per quarter, physiciansite.com may during usual business hours inspect and audit medibuy's books and records relevant to the calculation of the portion of Net Revenue that is payable to physiciansite.com under this Agreement. Such inspection or audit shall occur at the place where those books and records are regularly maintained. If physiciansite.com shall cause an audit to be made of such books and records by an independent auditor, and if

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        such audit shall find that amounts owed physiciansite.com have been misstated, then the party who has received the benefit of such misstatement shall immediately reimburse disadvantaged by such misstatement, subject to the right of medibuy to contest the validity of the audit. If the audit shows that the amount owed to physiciansite.com was understated by five percent (5%) or more, and medibuy accepts the validity of such audit, medibuy shall also immediately reimburse to physiciansite.com the reasonable cost of such audit in addition to the amounts shown to be payable by such audit, plus interest thereon. If medibuy contests the validity of such audit, it shall be liable for the costs of the audit only if it is determined by a court of competent jurisdiction that medibuy underpaid physiciansite.com by 5% or more during the period covered by the audit.

                              ARTICLE 6. MARKETING

6.1 PRESS RELEASES. Each party grants to the other party the right to prepare and issue a press release announcing the general terms of this Agreement and generally promoting the products. However, any press release prepared under this Section 6.1 by either party must be approved in writing by the other party prior to release.

6.2 HIGH RESOLUTION IMAGES. At a party's request, the other party shall provide high resolution images of one or more of the graphical representations of such party's Marks in electronic format for use in advertising as permitted under this Agreement.

                     ARTICLE 7. INTELLECTUAL PROPERTY RIGHTS

7.1 OWNERSHIP. As between medibuy and physiciansite.com, each party shall retain ownership of the Intellectual Property Rights in and to any Content, Marks, materials, Confidential Information, or products or services created or provided by such party pursuant to this Agreement. Unless otherwise provided in this Agreement and, except for the licenses granted under Article 2, neither party is acquiring any right, title, or interest whatsoever in the other party's Intellectual Property Rights.

                       ARTICLE 8. CONFIDENTIAL INFORMATION

8.1 OBLIGATION OF CONFIDENCE. Each party shall (i) treat as confidential all Confidential Information received from the other party; (ii) not use such Confidential Information except as expressly permitted under this Agreement; and (iii) not disclose such Confidential Information to any third party without the other party's prior written consent. Without limiting the foregoing, each party shall use at least the same degree of care which it uses to prevent the disclosure of its own Confidential Information of like importance, but in no event less than reasonable care, to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement.

8.2 EXCEPTIONS. Information shall not be considered to be Confidential Information if the receiving party proves with documentary or other competent evidence that such information: (i) was known by the receiving party, without an obligation to keep it confidential, prior to its disclosure to the receiving party by the disclosing party, as is evidenced by the receiving party's written records that existed at the time the disclosure was made to the receiving party; (ii) is or becomes lawfully available to the receiving party from a source other than the disclosing party; (iii) was or becomes available to others in a publication in tangible form through a source other than the receiving party and through no fault of the receiving party; or (iv) is required to be used or disclosed by an order of any court or other governmental authority, but only to the extent required by such order, and only after giving the party whose Confidential Information is to be disclosed timely notice of such order and an opportunity to defend against it. The parties agree that while certain items of the Confidential Information may be publicly known, these

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        items, when put together, often form combinations that are not publicly known and are hence included within the Confidential Information. The receiving party is not permitted to use the Confidential Information to piece together a series of items of information from unconnected sources and fit these items of information together to make a showing that all or part of the Confidential Information was "public."

8.3 NON-DISCLOSURE AND NON-USE. Each party shall exert its reasonable efforts to maintain the confidentiality of Confidential Information, including, but not limited to, the execution of proprietary nondisclosure agreements with employees and consultants, and the taking of reasonable legal action to enforce compliance with the provisions of this Article 8 by its directors, officers, employees, and any third party to whom it is authorized to provide access to Confidential Information of the other party. The parties agree not to use any Confidential Information for any purpose except to fulfill their obligations and duties under this Agreement.

8.4 REMEDIES. Unauthorized use by a party of the other party's Confidential Information will diminish the value of such information, thereby causing irreparable harm to the other party. Therefore, if a party breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential Information hereunder, the other party shall be entitled to equitable relief to protect its interests therein including, but not limited to, injunctive relief.

                             ARTICLE 9. TERMINATION

9.1 TERM. This Agreement shall commence on the Effective Date and, unless earlier terminated as provided below, shall remain in effect for three
        (3) years. At the end of the first or any subsequent term, this Agreement shall automatically extend for one (1) year, unless either party gives written notice of termination not less than ninety (90) days prior to the end of the then current term.

9.2 TERMINATION FOR CAUSE. Either party may, by notice in writing, terminate this Agreement upon default by the other party. Default under this Agreement shall include, but not be limited to, a material breach by either party of any of the terms and conditions of this Agreement unless cured in a timely manner as provided for in Section 10.3 below, an adjudication of bankruptcy of either party under any bankruptcy or insolvency law, the appointment by or for either party of a receiver for its business or property, or the making of any general assignment of its assets for the benefit of creditors.

9.3 RIGHT TO CURE. No breach of any term of this Agreement shall be deemed a default giving rise to a right of termination unless the party claiming to be aggrieved by such breach first provides written notice to the breaching party of the precise nature of the breach and the breaching party fails to cure the breach within thirty (30) days following its receipt of such notice. In the event that the breach asserted is one that cannot be reasonably cured within such (30) day period, no default shall occur if the breaching party has commenced substantial and good faith efforts to cure the breach and continues those efforts without interruption until a cure is effected.

9.4 EFFECT OF TERMINATION. The termination of this Agreement shall be without prejudice to any other rights or claims of either party against the other, or any other remedy available to such party, including, but not limited to, the right of physiciansite.com to recover all of the amounts required to be paid by medibuy pursuant Article 5. To the extent that medibuy continues the operation of the medibuy Site generally, upon the termination or expiration of this Agreement for any reason medibuy agrees to maintain the medibuy Site and make the medibuy Services available to Joint Users according to the terms and conditions hereunder for a period of two years, or a shorter period of time if so elected in writing by physiciansite.com (the Winding Down Period), During the Winding Down Period, physiciansite.com shall remove the links, Marks and other references and

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        connections to the medibuy Site that are contained on or available through the physiciansite.com Site. During the Winding-Down Period, physiciansite.com will continue to be entitled to receive its percentage of Net Revenue as provided in Section 5.1 above, which Net Revenue is actually received by medibuy prior to the end of the Winding Down Period, and medibuy will remain obligated to account to physiciansite.com therefor, but all other obligations of medibuy to physiciansite.com shall cease upon termination and it shall owe to physiciansite.com no obligation of any kind whatsoever following the conclusion of the Winding Down Period, except as provided for in Section
        9.5 below.

9.5 SURVIVAL. Notwithstanding the foregoing, the provisions of Articles 7, 8, 10, 11, and 12, shall survive termination or expiration of this Agreement, together with any provisions of this Agreement which by their terms survive expiration or termination of this Agreement. Any amounts owed by medibuy to physiciansite.com hereunder shall continue to be owed.

             ARTICLE 10. REPRESENTATIONS AND WARRANTIES; DISCLAIMERS

10.1 PHYSICIANSITE.COM'S WARRANTIES AND DISCLAIMERS. physiciansite.com represents and warrants that (i) physiciansite.com has full power and authority to enter into this Agreement, to grant the licenses provided for herein, and to perform its obligations hereunder, and its entry into this Agreement does not violate any other agreement by which it is bound; and (ii) physiciansite.com's conduct in performing this Agreement shall at all times comply with all applicable federal, state, and local laws, rules, and regulations in the United States.

10.2 MEDIBUY'S WARRANTIES AND DISCLAIMERS. medibuy represents and warrants that (i) medibuy has the full power and authority to enter into this Agreement, to grant the licenses provided for herein, and to perform its obligations hereunder, and its entry into this Agreement does not violate any other agreement by which it is bound; and (ii) medibuy's conduct in performing this Agreement shall at all times comply with all applicable federal, state, and local laws, rules, and regulations in the United States.

10.3 NO OTHER REPRESENTATIONS. Each party agrees that it shall have no right or authority, at any time, to make any representation or commitment on behalf of the other party, or to make any representations or warranties, guarantees or commitments with respect to other party, except as expressly authorized in this Agreement or a separate writing signed by the other party.

                            ARTICLE 11. MISCELLANEOUS

11.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of California where, under the rules of such courts, venue may property lie, without reference to conflict of law principles.

11.2 VENUE AND JURISDICTION. Exclusive jurisdiction and venue for all disputes arising under this agreement shall be with the state or federal courts located in Santa Clara, California, and the parties expressly submit themselves to the personal jurisdiction of such courts.

11.3 SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid, or unenforceable by a court of competent jurisdiction, that provision shall be deleted and the remainder of this Agreement shall remain in full force and effect.

11.4 ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the complete and exclusive statement of the agreement between the parties. All previous representations are merged in this Agreement. This Agreement may be modified only by a writing signed by the parties.

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11.5    ASSIGNMENT. This Agreement shall bind and inure to the benefit of the parties hereto and their successors and assigns, including any person, partnership, or corporation which may acquire all or substantially all of a party's assets or business, or into which either may be consolidated or merged. Unless otherwise allowed in this Agreement, neither party shall assign, sublicense, or transfer this Agreement without the prior written consent of the other party, and any attempt to do so shall be void.

11.6 REPORTING FORMAT. Unless otherwise provided in this Agreement, all data included in reports prepared by medibuy shall be provided to physiciansite.com in MS Excel spreadsheets.

11.7 NOTICES. All notices and communications under this Agreement shall not be valid unless in writing and shall be deemed to have been given on the day of delivery or transmission if delivered by hand or if sent by facsimile transmission (with receipt confirmed), or on the fifth business day following the day of mailing if mailed, postage prepaid. In any case, unless otherwise provided in this Agreement, delivery, transmission, or mailing must be made to the party concerned as follows:

        IF TO MEDIBUY:                      IF TO PHYSICIANSITE.COM:

        medibuy.com, Inc.                   physiciansite.com
        7777 Alvarado Road                  230 Newport Center Drive
        Suite 401                           Suite 300
        La Mesa, CA 91941                   Newport Beach, CA 92660

        Attn: Daniel P. Beharry             Attn: Andrea Kofl

11.8 CONSTRUCTION. Unless otherwise provided in this Agreement, the singular includes the plural and vice versa.

11.9 NO WAIVER. Failure of any party to enforce any provision of this Agreement will not constitute or be construed as a waiver of such provision or of the right to enforce such provision. No waiver by a party of any breach of any provision of this Agreement will constitute a waiver of any other breach of that or any other provisions of this Agreement.

11.10 RIGHT OF SETOFF. In the event that medibuy shall determine in good faith that there is an amount due and owing to it from physiciansite.com (e.g., due to an overpayment by medibuy) medibuy may setoff such amount due to it against any future payments that medibuy is obligated to make under this Agreement to physiciansite.com.

11.11 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be construed to constitute or appoint either party as the agent, partner, or representative of the other party for any purpose whatsoever, or to grant to either party any rights or authority to assume or create any obligation or responsibility, express or implied, for or on behalf of or in the name of the other, or to bind the other in any way or manner whatsoever.

11.12 HEADINGS. The headings in this Agreement are for purposes of convenience and reference only and are not intended to affect the meaning or interpretation of this Agreement.

11.13 COUNTERPARTS. This Agreement may be executed in duplicate and either copy or both copies are considered originals.

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11.14   NO BIAS. This Agreement shall be interpreted as written and negotiated jointly by the parties. It shall not be strictly construed against either party, regardless of the actual drafter of the Agreement.

11.15 FORCE MAJEURE. If either party is unable to perform its obligations under this Agreement due to circumstances beyond its reasonable control (other than obligations for the payment of money), such obligations will be suspended so long as those circumstances persist, provided that the delaying party notifies the other party promptly of the delay and its causes and uses commercially reasonable efforts to recommence performance without delay.


Understood and Agreed:


        FOR PHYSICIANSITE.COM                         FOR MEDIBUY.COM, INC.


By: /s/ ANDREA S. KOFL                      By: /s/ DENNIS MURPHY
   --------------------------------            ---------------------------------
              Signature                                    Signature

   Andrea S. Kofl COO                          Dennis Murphy CEO
   --------------------------------            ---------------------------------
           Name and Title                                Name and Title

             10/28/99                                        11-3-99
   --------------------------------            ---------------------------------
               Date                                           Date



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